Exhibit 99.2

Nasdaq Announces Pricing of Secondary Offering of Nasdaq Common Stock

New York, July 29, 2024 – Nasdaq, Inc. (Nasdaq: NDAQ) (the “Company” or “Nasdaq”) today announced the pricing of the previously announced secondary public offering by Argus Seller, LP (the “Selling Stockholder”), an affiliate of certain funds managed by Thoma Bravo, L.P., of 41,604,207 shares of Nasdaq’s common stock at a price to the public of $65.30 per share. The offering is expected to close on July 30, 2024, subject to customary closing conditions. Nasdaq is not selling any shares of its common stock in the offering and will not receive any proceeds from the sale of the shares by the Selling Stockholder in the offering.

In addition, on July 25, 2024, Nasdaq entered into a share repurchase agreement with the Selling Stockholder conditioned on the secondary public offering, pursuant to which Nasdaq has agreed to purchase from the Selling Stockholder 1,200,000 shares of common stock (the “Concurrent Share Repurchase”). The Concurrent Share Repurchase is part of the Company’s existing share repurchase program and offsets employee dilution. Nasdaq intends to fund the Concurrent Share Repurchase from existing cash on hand, together with borrowings under its commercial paper program. The underwriter will not receive any compensation for the shares being repurchased by Nasdaq.

At the completion of the offering and the Concurrent Share Repurchase, the Selling Stockholder is expected to hold 42,804,207 shares, representing approximately 7.4% of Nasdaq’s outstanding shares, which remain subject to an existing contractual lock-up until May 1, 2025.

Goldman Sachs & Co. LLC is acting as sole book-running manager for the offering.

Nasdaq has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents Nasdaq has filed with the SEC for more complete information about Nasdaq and the offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, Nasdaq, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a leading global technology company serving corporate clients, investment managers, banks, brokers, and exchange operators as they navigate and interact with the global capital markets and the broader financial system. We aspire to deliver world-leading platforms that improve the liquidity, transparency, and integrity of the global economy. Our diverse offering of data, analytics, software, exchange capabilities, and client-centric services enables clients to optimize and execute their business vision with confidence.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking information that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. When used in this communication, words such as “enables”, “intends”, “will”, “can”, “expected”, “enhances” and similar expressions and any other statements that are not historical facts are intended to identify forward-looking statements. Forward-looking statements in this press release include, among other things, statements about the offering and the Concurrent Share Repurchase, Nasdaq’s plans, objectives, expectations and intentions and the financial condition, results of operations and business of Nasdaq. Risks and uncertainties include, among other things, risks related to the ability of Nasdaq to consummate the offering, Nasdaq’s ability to implement its strategic vision, initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s reports filed on Forms 10-K, 10-Q and 8-K and in other filings Nasdaq makes with the SEC from time to time and available at www.sec.gov. These documents are also available under the Investor Relations section of the Company’s website at http://ir.nasdaq.com/investor-relations. The forward-looking statements included in this communication are made only as of the date hereof. Nasdaq disclaims any obligation to update these forward-looking statements, except as required by law.

Media Relations Contact:

Marleen Geerlof

+1.347.380.3520

Marleen.Geerlof@Nasdaq.com

Investor Relations Contact:

Ato Garrett

+1.212.401.8737

Ato.Garrett@Nasdaq.com

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